UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2019

LEGACY ACQUISITION, CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38296	81-3674868
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1308 Race Street Suite 200
Cincinnati, Ohio 45202
(Address of principal executive offices, including zip code)

(505) 820-0412
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one Warrant to purchase one-half of one share of Class A common stock	LGC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	LGC	New York Stock Exchange
Warrants, exercisable for one-half of one share of Class A common stock for $5.75 per half share, or $11.50 per whole share	LGC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Investment Management Trust Agreement

On October 22, 2019, Legacy Acquisition Corp., a Delaware corporation (“Legacy” or the “Company”) held a special meeting of stockholders (the “special meeting”). At the special meeting, the stockholders of the Company approved an amendment (the “Trust Amendment”) to the Investment Management Trust Agreement, dated as of November 16, 2017, by and between the Company and Continental Stock Transfer & Trust Company to extend the date on which to commence liquidating the trust account established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination from November 21, 2019 to the Extended Date (as herein defined). A copy of the Trust Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the special meeting, the stockholders of the Company approved and adopted an amendment (the “Extension Amendment”) to the amended and restated certificate of incorporation of the Company to extend the date by which the Company has to consummate a business combination (the “Extension”) from November 21, 2019 to December 21, 2019, plus an option for the Company to further extend such date up to five times, initially to January 21, 2020 and thereafter by additional 30 day periods each to May 20, 2020 (the “Extended Date”). A copy of the Extension Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the special meeting, a total of 33,061,834 (88.16%) of the Company’s issued and outstanding shares of Class A common stock and Class F common stock held of record as of September 6, 2019, the record date for the special meeting, were present either in person or by proxy, which constituted a quorum. Legacy’s stockholders voted on the following proposals at the special meeting, each of which were approved. The results of voting on the proposals submitted to a vote of the Company’s stockholders at the special meeting were as follows:

1.	To approve an amendment to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from November 21, 2019 to December 21, 2019, plus an option for the Company to further extend such date up to five times, initially to January 21, 2020 and thereafter by additional 30 day periods each to May 20, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,061,834	0	0	0

2.	To approve an amendment to the Company’s investment management trust agreement, dated as of November 16, 2017, by and between the Company and Continental Stock Transfer & Trust Company to extend the date on which to commence liquidating the trust account established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination from November 21, 2019 to the Extended Date.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,061,834	0	0	0

Item 7.01	Regulation FD Disclosure.

In connection with the Extension, stockholders elected to redeem 694,820 shares of the Company’s Class A common stock, par value $0.0001 per share, issued in the Company’s initial public offering (the “public shares”). As a result, an aggregate of $7,108,742.34 (or approximately $10.23 per share) will be removed from the Company’s trust account to pay such stockholders. Following such redemptions, approximately 29,305,000 public shares will remain issued and outstanding.

As indicated in the Company’s proxy materials relating to the special meeting, since the Extension Amendment was approved, Legacy will make a cash contribution (“Contribution”) to the trust account in an amount equal to $0.03 for each public share that was not redeemed in connection with the stockholder approval of the Extension Amendment for the initial Extension through December 21, 2019, plus an additional $0.03 per public share for each period of the Extension by Legacy at its option and/or at the Seller’s request up to five times, initially to January 21, 2020 and thereafter by up to four additional 30-day periods. Under the terms of the previously disclosed Share Exchange Agreement, dated as of August 23, 2019 (as amended, the “Share Exchange Agreement”), between Legacy, Blue Valor Limited (the “Seller”), a company incorporated in Hong Kong and an indirect, wholly-owned subsidiary of Blue Focus Intelligent Communications Group, the Seller has agreed to loan to Legacy the amount of the Contributions to be made by Legacy in connection with the initial Extension through December 21, 2019, and for each period of the Extension thereafter, subject to the terms and conditions indicated in the Company’s proxy materials relating to the special meeting. The Company intends to use the amounts loaned by the Seller to deposit in the Company’s trust account. Accordingly, the Seller will contribute an aggregate of $879,155.40 (the “Contribution”) to the Company within two business days prior to the beginning of each Extension, other than the first Contribution which is being made on or about October 23, 2019. If the Company takes the full time through the Extended Date to complete an initial business combination, the redemption price per share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.41 per share. The amount of the Contribution will not be repayable by the Company to the sponsor upon consummation of an initial business combination.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, Legacy intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. Legacy’s stockholders and other interested persons are advised to read the preliminary and definitive proxy statements and documents incorporated by reference therein filed in connection the Business Combination, as these materials will contain important information about the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of Legacy as of a record date to be established for voting on the Business Combination. Stockholders will also be able to obtain copies of the preliminary proxy statements, the definitive proxy statements and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161.

Participants in the Solicitation

Legacy and its directors and executive officers may be deemed participants in the solicitation of proxies from Legacy’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Legacy will be contained in Legacy’s proxy statement that will filed with respect to the Business Combination and in its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request Legacy Acquisition Corp., 1308 Race Street, Suite 200, Cincinnati, Ohio 45202, Attention: Secretary, (513) 618-7161. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

The Seller, Blue Focus Intelligent Communications Group, and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Legacy in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the Business Combination when available.

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Legacy’s and the Blue Impact business’ actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “propose,” “plan,” “contemplate,” “may,” “will,” “shall,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “positioned,” “goal,” “conditional” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the expected redemptions of public shares, the expected Contributions and their timing of payment in respect of the public shares that were not redeemed in connection with the Extension Amendment and the anticipated redemption price of our public shares if the Company takes the full time through the Extended Date to complete an initial business combination.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Legacy’s and the Blue Impact business’ control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the share exchange agreement, (2) the outcome of any legal proceedings that may be instituted against Legacy and other transaction parties following the announcement of the share exchange agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of Legacy or other conditions to closing in the share exchange agreement; (4) the occurrence of any event, change or other circumstance that could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (7) costs related to the proposed transaction; (8) changes in applicable laws or regulations; (9) the aggregate number of Legacy shares requested to be redeemed by Legacy’s stockholders in connection with the proposed transaction; (10) the potential delay in completing the ongoing audit of the 2017 and 2018 financial statements and the potential for audit and other related adjustments to the financial results for such periods; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed transaction, including those under “Risk Factors” therein, and in Legacy’s other filings with the SEC. Legacy cautions that the foregoing list of factors is not exclusive. Legacy cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Legacy does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to Amended and Restated Certificate of Incorporation.
10.1	Amendment No. 1 to Investment Management Trust Agreement dated October 22, 2019 by and between Legacy Acquisition Corp., a Delaware corporation, and Continental Stock Transfer & Trust Company, a New York corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY ACQUISITION CORP.

Dated: October 22, 2019	By:	/s/ William C. Finn
	Name:	William C. Finn
	Title:	Chief Financial Officer

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